                                                                   EXHIBIT 10(a)



                            COMMERCE BANCSHARES, INC.

                      EXECUTIVE INCENTIVE COMPENSATION PLAN

                   AMENDMENT AND RESTATEMENT OF JULY 31, 1998



1.       PURPOSE

         The policy of Commerce Bancshares, Inc. ("Commerce") is to compensate its officers based on performance. The purpose of this Executive Incentive Compensation Plan ("Plan") is to provide incentive compensation awards to those individuals whose management efforts reflect a desire to meet commonly agreed upon objectives or to those who by their superior performance directly contribute to the profitability of Commerce and to encourage the retention of outstanding contributors.

         This Plan is intended to comply with Section 162(m) of the Internal Revenue Code (the "Code") so that awards made under the Plan to individuals who are covered employees within the meaning of Code Section 162(m)(3) ("Covered Employees") will qualify as performance-based compensation within the meaning of Code Section 162(m) and the regulations thereunder ("Performance-Based Compensation").

2.       ADMINISTRATION

         The Plan shall be administered by the Compensation and Benefits Committee ("Committee") of the Board of Directors ("Board") of Commerce, which shall consist solely of two or more directors who are "non-employee directors" under Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision thereto, and "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3)(i). The Committee shall have authority in its sole discretion to interpret the Plan, establish rules and procedures thereunder, and make all determinations, including the determination of incentive compensation awards eligible to be deferred under the Plan. All determinations made by the Committee shall be final and binding.

3.       ELIGIBLE PARTICIPANTS

         All chief executive officers, Chairman of the Board, Presidents, and Vice Presidents of Commerce or any of its affiliated banks or subsidiary companies shall be eligible to participate in the Plan, together with such other officers of Commerce and its affiliated banks and subsidiary companies as the Committee shall determine. Directors who are not officers or employees of Commerce, an affiliated bank, or a subsidiary company, are not eligible to participate in the Plan.

4.       DETERMINATION OF AWARD

         The Board of Commerce in its sole discretion shall approve the amount of the aggregate incentive compensation awards to be granted based on the recommendation of the Committee. Individual incentive compensation awards shall be granted in the following manner:

         a. With respect to Covered Employees, individual incentive compensation awards shall qualify as Performance-Based Compensation. In so qualifying awards, the Committee, in its sole discretion, may set restrictions based upon the achievement of objective performance goals within the meaning of Code Section 162(m) and the regulations thereunder ("Performance Goals"). Each award to a Covered Employee shall meet the following requirements:

                (i) Performance Goals for the award shall be established by the
                    Committee based on one or more of the following criteria: revenue, earnings, earnings per share, pre-tax earnings and net profits, stock price, market share, costs, return on equity, efficiency ratio (non-interest expense, divided by total revenue) asset management, asset quality, asset growth and budget achievement. Performance Goals need not be the same with respect to all Covered Employees and may be established separately for Commerce as a whole or for its various groups, divisions, subsidiaries and affiliates.

               (ii) Each Performance Goal shall be specifically defined in advance by the Committee and may include or exclude specified items of an unusual, non-recurring or extraordinary nature.

              (iii) Each Performance Goal must be sufficiently objective that a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met.

               (iv) Different awards may be set by the Committee based on achievement of certain Performance Goals or specified levels of achieving the Performance Goals. However, no award shall be paid to any Covered Employee if the applicable minimum Performance Goal(s) are not achieved.

                (v) Performance Goals shall be set by the Committee before the end of the period that constitutes the first twenty-five percent (25%) of the period of service to which the Performance Goal relates, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goal.

               (vi) The Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an award or to adjust downward the compensation payable pursuant to an award, as, in the Committee's sole judgment, is prudent based upon the

                    Committee's assessment of the Covered Employee's performance and Commerce's performance during the Fiscal Year.

              (vii) In granting awards, the Committee shall follow any
                    additional procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the awards as Performance-Based Compensation.

         b. With respect to individuals who are not Covered Employees, individual incentive compensation awards shall be determined with reference to performance during the preceding year. The incentive compensation awards to be made to the Chairman of the Board or the President (if such persons are not Covered Employees) shall be determined by the Committee. All other awards to be made under this Plan may be determined by the Committee, or should the Committee so direct, by a committee consisting of the Chief Executive Officer, a Vice-Chairman designated by the Chief Executive Officer, and the chief human resource officer.

5.       PAYMENT OF INCENTIVE AWARD

         Incentive compensation awards are generally determined and made on or before the date of the annual meeting of the shareholders of Commerce. The normal method of payment will be in the form of cash and awards will be paid as soon as practicable after the awards are determined, provided, that the recipient of an award shall not have elected to defer receipt of the incentive compensation award as hereinafter provided.

         Notwithstanding the foregoing, no incentive compensation award shall be paid to a Covered Employee before the Committee certifies that such Covered Employee met the requirements of the applicable Performance Goal and satisfied any other material terms applicable to the incentive compensation award.

         The maximum bonus that may be paid to any employee pursuant to the plan for any calendar year shall not exceed $1,500,000.

6.       DEFERRAL OPTIONS

         a. Eligible employees who are members of a select group of management or highly compensated employees, as selected by the Commerce Director of Human Resources in his or her discretion, may elect to defer all or a portion of an incentive compensation award until the earlier to occur of retirement, death, or termination. A deferral must be expressed either as "all" or as a specified dollar amount. Any incentive compensation award above the specified amount will be paid in cash, and if the award is less than the amount deferred, the total award will be deferred. The granting of an incentive compensation award is discretionary and neither delivery of deferral election materials nor an election to defer shall affect entitlement to such an award. All deferral elections made under the Plan are irrevocable. It is intended that this arrangement qualify as, and shall be administered to qualify as being unfunded and being primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

         b. In order to ensure that elections to defer incentive compensation awards are effective under applicable tax laws, all persons eligible to participate in this Plan will be given the opportunity to defer payment of all or a portion of an incentive compensation award. An election to defer must be made in a written form satisfactory to Commerce and must be received by the Commerce Director of Human Resources on or before the last business day of the year preceding the year for which performance is measured to determine the granting of an incentive compensation award.

         c. An eligible employee in electing a deferred payment shall also elect the accounts, from among the accounts that Commerce makes available to the participating employee, to which the relevant portion of the award deferral will be credited. Credits to available accounts for deferral of an incentive compensation award shall be determined from time to time based upon hypothetical measuring investments (the "Measuring Investments") for each account; one of which shall consist of a Company Stock Account and there shall be such other accounts determined from time to time by the Director of Human Resources in his or her discretion. Such accounts are bookkeeping accounts only and are maintained for the sole purpose of determining the amount payable by Commerce to the eligible employee based upon the hypothetical performance of the Measuring Investments for each such account, determined as if the account had assets invested in the Measuring Investments of such account. No assets shall be segregated for the benefit of an eligible employee and the bookkeeping account shall not represent assets set aside for the benefit of an eligible employee.

              With the exception of the Commerce Stock Account, an eligible employee may elect to transfer credits between accounts, and the amount credited to all such accounts shall be determined from time to time, all pursuant to non-discriminatory rules, procedures and deadlines set by the Commerce Director of Human Resources, which rules, procedures, and deadlines may be amended from time to time in such officer's discretion (the "Administrative Rules"). Except as set forth in the following paragraph, however, an eligible employee may elect to transfer credits into the Commerce Stock Account, but not out of the Commerce Stock Account. Any election to transfer a credit to the Commerce Stock Account or among the other accounts (a "Transfer Election") must be received by the Commerce Director of Human Resources by the date set by the Commerce Director of Human Resources and must be in a written form satisfactory to such officer, in each case pursuant to the Administrative Rules. Any transfer to the Commerce Stock Account shall be based upon the last sale price of Commerce Stock as reported by the National Association of Security Dealers National Market System on the last trading day determined in accordance with the Administrative Rules. The credit transferred from any other account shall be based upon the amount credited to such account as of the date determined in accordance with the Administrative Rules.

              Notwithstanding the above, an eligible employee may make a one-time election to remove any or all amounts out of the Commerce Stock Account (a "Diversification Election") as of February 17, 2000. Such Diversification Election must be made at the time and in the manner determined pursuant to the Administrative Rules. Any transfer from the Commerce Stock Account shall be based upon the last sale price of Commerce Stock as reported by the National Association of Security Dealers National Market System on the trading day determined in accordance with the Administrative Rules. The amount transferred from the Commerce Stock Account pursuant to the Diversification Election shall be based upon the number of units credited to such account as of the date determined in accordance with the Administrative Rules.

         d. The accounts made available for the deferral of incentive compensation awards are bookkeeping accounts. The amount credited to each account, including any hypothetical earnings, gains or losses, will be determined in accordance with the Administrative Rules, based on the investment performance of the Measuring Investments for such Account. The timing and manner of making credits or debits to each account shall be determined in accordance with the Administrative Rules.

         e. Commerce shall provide periodically to each participant (but not less frequently than once per calendar year) a statement setting forth the balance to the credit of such participant in each of the accounts.

         f. Amounts deferred under the provisions of this Plan will be disbursed to participants in accordance with the following:

                (i) An amount equal to the amounts credited to accounts other than the Commerce Stock Account will be paid by Commerce in a single distribution as soon as reasonably practicable after retirement, disability, death or other termination of employment, except that a participant may elect to instead have payment made in up to ten annual equal installments or in such installments after receiving a lump sum payment of a portion of the payment due. Annual installments will be paid in an amount, less applicable withholding taxes, determined by multiplying the balance in such other accounts by a fraction, the numerator of which is one (1) and the denominator of which is a number equal to remaining unpaid annual installments.

               (ii) If a participant dies after the commencement of payments from such participant's accounts other than the Commerce Stock Account, the designated beneficiary shall receive the remaining installments over the elected installment period.

              (iii) With respect to a participant's Commerce Stock Account, upon such participant's disability, death, retirement, or other termination of employment, Commerce shall transfer to such participant a number of shares of Commerce stock, and cash for any fractional shares, equal to the units credited to the participant's Commerce Stock Account. Alternatively, a participant may elect to have payment with respect to his Commerce Stock Account made in up to ten equal annual installments or in such installments after receiving a lump sum payment of a portion of the payment due, in which case Commerce shall transfer to such electing participant for each installment the number of shares of Commerce stock, and cash for any fractional shares, equal to the units credited to the portion of the participant's Commerce Stock Account to be paid in such installment. No payment, however, shall be made with respect to the Commerce Stock Account until arrangements satisfactory to Commerce shall have been made to provide for payment to Commerce of federal, state, local, and payroll withholding taxes attributable to such payment.

               (iv) Each participant shall have the right at any time to
                    designate any person or persons as beneficiary or beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be made in the event of death prior to complete distribution to the participant of the amounts due under this Plan. Any beneficiary designation may be changed by a participant by the filing of such change in writing on a form prescribed by Commerce. The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed and will apply to all deferrals in the account. If a beneficiary has not been designated or if all designated beneficiaries predecease the participant, then any amounts payable to the beneficiary shall be paid to the participant's estate in one lump sum.

                (v) If there is any change in the number or class of shares of
                    Commerce stock through the declaration of stock dividend or other extraordinary dividends or recapitalization resulting in stock splits or combinations or exchanges of such shares or in the event of similar corporate transactions, each participant's Commerce Stock Account shall be equitably adjusted to reflect any such change in the number or class of issued shares of common stock of Commerce or to reflect such similar corporate transaction.

               (vi) The Human Resources/Salary Committee of Commerce, upon 30 days written notice, may approve a "hardship" request for distribution of a deferred award. Unless the participant presents proof satisfactory to such committee of financial need, requests for hardship distribution will be denied. Each request will be evaluated on the basis of uniformly applied criteria.

7.       AMENDMENT AND TERMINATION OF PLAN

         The Board of Directors may at its discretion and at any time amend the Plan in whole or in part. The Committee may terminate the Plan in its entirety at any time, and, upon such termination or such later date or dates, each participant shall: receive, in a single distribution, the shares and cash for the fractions thereof of Commerce Stock credited to the Commerce Stock

Account; and shall be paid, in a single distribution or over such period of time as determined by the Committee, an amount equal to the then remaining amount credited to such participant's accounts other than the Commerce Stock Account.

8.       MISCELLANEOUS

         a. A participant under this Plan is merely a general unsecured creditor and nothing contained in this Plan shall create a trust of any kind or a fiduciary relationship between Commerce and the participant or the participant's estate. Nothing contained herein shall be construed as conferring upon the participant the right to continued employment with Commerce or its subsidiaries or to an incentive compensation award. Except as otherwise provided by applicable law, benefits payable under this Plan may not be assigned or hypothecated, and no such benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same.

         b. The amendment of the Plan to allow a Commerce Stock deferral option shall become effective on the date the shareholders of Commerce approve the same. Subject to such approval, an employee having a deferred option may elect (but prior to June 30, 1994) to transfer his balance in the Treasury Bill account and/or the Treasury Note Account as of April 1, 1994 to the Commerce Stock Account with the number of units credited to his account determined as provided in Section 6d hereof but based on the last sale price as of the last day in March 1994 on which a trade of Commerce Stock is reported. An employee who in 1993 deferred a potential incentive compensation award with respect to performance in 1994 and elected either a Treasury Bill Account or a Treasury Note Account may elect prior to June 30, 1994 to defer such award for 1994 to the Common Stock Account.

         c. Notwithstanding any other provision herein, Commerce may establish a trust subject to the claims of the general creditors of Commerce (a "rabbi trust") and deposit amounts into the rabbi trust. Although any payments from the rabbi trust to a participant shall discharge Commerce's obligation to the extent of payment made, this plan is unfunded and no participant shall have an interest in any rabbi trust asset.

         d. Notwithstanding any other provision of this Plan to the contrary, incentive compensation awards shall not be paid to Covered Employees unless and until the material terms under which the remuneration is to be paid, including the Performance Goals, are
              (1) disclosed to shareholders and (2) subsequently approved by a majority of the vote in a separate shareholder vote before the payment of such remuneration.